Exhibit 8.1

List of the Registrant’s Subsidiaries (as of December 31, 2025)
Subsidiaries:
Fine Brand Limited, a British Virgin Islands company
Star Light Inc., a Cayman Islands company
1324492 B.C. Ltd., a Canada company
500wan HK Limited, a Hong Kong company
BT Mining Limited, a Cayman Islands company
Summit Bend US Corporation, a U.S. company
Star Light Ohio I Corporation, a U.S. company
Star Light Ohio II Corporation, a U.S. company
Asgard Data Centers LLC, a U.S. company
E-Sun Sky Computer (Shenzhen) Co., Ltd., a PRC company
Bee Computing (HK) Limited, a Hong Kong company
Dolai LLC, a U.S. company
Echo AI Games LLC, a U.S. company
Alliance International Technology Limited, a British Virgin Islands company
Guanghan Data Center Co., Ltd. , a British Virgin Islands company
Alpha Data Center PLC, an Ethiopian company
The Multi Group Ltd, a Malta company
Multi Warehouse Ltd, a Malta company
Multi Brand Gaming Ltd, a Malta company
Multilotto UK Ltd, a Malta company
Lotto Warehouse Ltd, a Malta company
Wasp Media Ltd, a Malta company
Round Spot Services Ltd, a Cyprus company
Multi Pay N.V., a Curacao company
Oddson Europe Ltd, a Malta company